EXHIBIT 10.25

SOFTWARE LICENSE AND SUPPORT AGREEMENT

OFFICE ADDRESS:	DATE: November 15, 2005
JACK HENRY & ASSOCIATES, INC.
663 HIGHWAY 60 • P. 0. BOX 807
MONETT, MO 65708

NAME AND ADDRESS OF LICENSEE:
Reliance Bank (In Organization) 6150 Diamond Centre Court, Suite 1102 Ft. Myers, FL 33912
Jack Henry & Associates, Inc (“JHA”) is engaged, in the business of providing various services and licensing computer software for use by financial institutions. The Licensee specified above is a financial institution. The Licensee agrees to obtain from JHA, and JHA by its execution of this Agreement, agrees to furnish to Licensee, on the terms and conditions contained herein, all of the computer Software and services detailed in Exhibit A, which is specifically made part of this Agreement.
In consideration of the premises and in further consideration of the performance of the terms and provisions herein, JHA and Licensee contract and agree as follows:
JHA hereby grants and Licensee accepts a non-transferable and non-exclusive license (the “License”) to use the Software described in Exhibit A for the original term and all renewals of this Agreement.
The License granted hereby shall be subject to all Standard Terms and Conditions (Sections 1 to 24) set forth on pages 2 through 4 hereof, Exhibit A, Exhibit B and the following C Exhibits (if any), all of which are incorporated in and specifically made a part of this Agreement.
Attached C Exhibits:
The Standard Terms and Conditions shall apply in all events except where specifically superseded in Exhibits A or B or superseded as to individual items of Software in the attached C Exhibits (if any).

TOTAL LICENSE FEE(s) to Licensee, payable in accordance with the terms of Exhibit A:	$5,000.00
TOTAL INSTALLATION FEE(s) to Licensee (excluding non-technical conversion related assistance fees, requested program customization fees and out-of-pocket expenses), payable in accordance with the terms of Exhibit A:	$2,500.00
TOTAL MAINTENANCE FEE(s):	$1,000.00
The prices offered above are valid for sixty (60) days from the date first listed above provided this Agreement is executed by Licensee and returned to JHA within said sixty (60) day period.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and effective as of the date first above written.

JHA:		LICENSEE:
JACK HENRY & ASSOCIATES, INC.		Reliance Bank (In Organization)

BY:	/s/ Terry McMullen	By:	/s/ Dale E. Oberkfell
Print/Type Name Terry McMullen		Print/Type Name Dale E. Oberkfell
Title:	General Manager	Title:	EVP
Date:	11/29/2005	Date:	11/23/05

ABA# 999933901
Dan Tipton 00001733/NC/AO
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STANDARD TERMS AND CONDITIONS
(Software License and Support Agreement)
1. JHA will furnish said Software, which will be. installed on Licensee’s computer.
2. Licensee covenants to JHA that said Software will be used only to process its own data, and for no other use or purpose.
3. FEES
Licensee guarantees payment of all the above fees to JHA, together with reimbursement of sales/use taxes (if any), and all JHA actual out-of-pocket expenses including, but not limited to travel, lodging, meals, telephone, postage, and shipping costs. 25% of the above License Fee will be paid at signing of this Agreement. 50% of the above License Fee will be paid three calendar months from the date of this Addendum. The remaining 25% will be paid nine calendar months from the date of this Addendum. The Install Fee will be paid when completed.
The annual maintenance fee will be increased if and when Licensee contracts for additional software programs, software customization or processing of additional banks.
Licensee will pay JHA one and one-half percent (1 1/2%) interest per month (18% annual), plus all attorney fees and expenses actually incurred by JHA in collecting any delinquent or past due fees, payments or reimbursements of any kind due JHA by Licensee.
4. LICENSE
JHA hereby grants and License accepts a non-transferable and non-exclusive license (“License”) to use the Software described above under the terms and conditions of this Agreement.
The License and the Software may not be assigned, sublicensed, or otherwise transferred or copied in any manner by Licensee without prior written consent from JHA.
Licensee agrees not to remove or alter proprietary notices of JHA on any of the materials associated with the Software.
Licensee shall use the Software only at Licensee’s controlled location or the locations of the institutions listed on Exhibit B attached hereto. However off-site testing and/or disaster processing is permitted provided the owner/operator of the off-site facility has signed JHA’s Confidentiality Agreement, and JHA is promptly notified by Licensee.
Licensee also covenants and warrants to JHA that off-site test/disaster facilities will conform to, abide by and be governed and bound by this License Agreement the same as though they were a signing Licensee. Licensee accepts full responsibility and liability to JHA for any violation or breach of this License Agreement by any off-site test/disaster facility used by Licensee. If Licensee or an off-site test/disaster facility violates or breaches this or any other written agreement it has with JHA or any of its subsidiaries, and such violation or breach is not corrected within thirty days after Licensee receives written notice thereof from JHA, then JHA may terminate Licensee’s license to use the Software, and Licensee will cease using the Software and will return all of same to JHA. Licensee further covenants and warrants to JHA that neither Licensee, nor any of its affiliated companies, will employ, in any capacity, any personnel of JHA or any of its affiliated companies within one year of their employment termination from JHA or any of its affiliated companies, unless JHA consents in writing.
5. DELIVERY
Delivery of said Software shall be at a time mutually agreed upon by JHA and Licensee, but in no instance shall such date be longer than ninety (90) days following the execution of this Agreement.
6. INSTALLATION
JHA will install said unmodified Software at Licensee’s principal office so it will properly operate on Licensee’s computer. Licensee will furnish data needed and requested by JHA, and will co-operate with and assist JHA personnel in installation of said Software.
7. SUPPORT
JHA will furnish Licensee support as provided herein:
A. During the term of this Agreement, JHA will provide Licensee the following maintenance and support for said Software:
     (a) Modified or new software programs required by a change in Federal or State banking laws, within a reasonable time after Licensee gives JHA written notice of such change.
     (b) Updates and enhancements of existing Software programs on the same terms on which they are offered by JHA to other licensed users of same.
     (c) Technical support, via telephone, for questions or problems with the use of said Software.
B. JHA will NOT furnish Licensee maintenance or support for any Software problems caused or contributed to by the following:
     (a) program or CL was not originally provided by JHA, or
     (b) an unauthorized alteration or revision to the Software, or program or CL procedure problems that were previously corrected by JHA, delivered to Licensee, but not installed by Licensee, or any problems with data on tape, disk or diskettes which have been caused by defects in IBM (or other hardware manufacturers) programming, or failure of Licensee to load IBM (or other hardware manufacturers) operational/system software new Releases and/or Program Temporary Fixes (PTFs), or
     (c) program or CL procedure problems which are the result of improper operator handling or use.
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     (d) JHA may refuse to furnish maintenance or support to Licensee if any fees or payments of any kind due JHA or any of its subsidiaries from Licensee are delinquent and Licensee fails or refuses to cure any such delinquency within thirty (30) days after written notice from JHA, or if Licensee is in breach or default on any written Agreement with JHA or any of its subsidiaries.
     C. The original term for the Support portion of this Agreement runs from above date to the next 1st day of July. This Agreement automatically renews for successive terms of 12 months each, unless either JHA or licensee gives written non-renewal notice to the other party thirty (30) or more days before the end of a term. JHA may review and change the maintenance fee for any renewal term, but must notify Licensee sixty (60) or more days before the end of any term. If no such change is made, Licensee will pay JHA an annual advance fee on July 1 of each renewal term, which is the same as the full year annual fee for the last expired term.
8. WARRANTIES
A. JHA warrants that unmodified Software will operate in accordance with the then current electronic documentation provided by JHA. Under this warranty, JHA will correct any program errors in the unmodified Software at no extra charge to Licensee. This warranty is valid for sixty (60) days from the date of last initial installation of all of said Software.
B. THIS WARRANTY IS EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, OR ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL JHA BE LIABLE FOR INDIRECT, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.
9. PROPRIETARY PRODUCT
All Software, customization, modification, releases and optional modules furnished now or hereafter by JHA to Licensee shall be and remain the property of JHA, subject to the rights of the Licensee as defined in this Agreement.
10. TERM
This Agreement grants the Licensee a non-exclusive, paid-up , license to use the Software as permitted herein, for ten (10), years immediately subsequent to the date of this Agreement, except as modified by conditions described in paragraph 13 of this Agreement.
11. TRADE SECRET
Licensee hereby acknowledges that the Software provided by JHA under this Agreement is a trade secret of JHA, and as such is protected by civil and criminal law, is very valuable to JHA, and that its use must be carefully and continuously controlled. In accordance with the aforesaid, Licensee agrees to use the highest standard of diligence to ensure the confidentiality of the Software, and will prohibit the unauthorized access to, use or duplication of any of the Software. Licensee agrees to keep all machine-readable Software in a secure place which is as secure as Licensee provides for its most confidential materials. Licensee will not cause, permit nor allow the Software or materials provided by JHA to be copied, duplicated, transcribed, reverse engineered, sold to, revealed to, or used by any other — person, firm or company without prior written consent of JHA. Licensee agrees to notify JHA immediately of the unauthorized possession, use or knowledge of any item supplied under this Agreement by any person or organization not authorized by this Agreement to have such possession, use or knowledge. Licensee will promptly furnish JHA full details of such possession, use or knowledge, and will cooperate fully with JHA in any litigation against third parties deemed necessary by JHA to protect its proprietary rights. Licensee’s compliance with the above shall not be construed in any way as a waiver of JHA’s right to recover damages or obtain other relief against Licensee for its negligent or intentional harm to JHA’s proprietary rights or for breach of contractual rights. If Licensee attempts or allows others to attempt to use, copy, duplicate, transcribe or convey the items supplied by JHA pursuant to this Agreement, in a manner contrary to the terms of this Agreement or in derogation of JHA’s proprietary rights, whether these rights are explicitly herein stated, determined by law, or otherwise, JHA shall have, in addition to any other remedies available to it at law or equity, the right to injunctive relief enjoining such actions, Licensee hereby acknowledging that irreparable harm will occur to JHA and that other remedies are inadequate. This paragraph will survive expiration or termination of this Agreement.
12. COMPLIANCE WITH LAWS
Licensee assumes all responsibility in assuring compliance with all regulations relating to Licensee’s use of the software.
13. BUSINESS TERMINATION
At JHA’s option, all of Licensee’s rights under this Agreement shall terminate, and the Software shall be returned to JHA if the ownership or management of Licensee or any of its subsidiaries changes by reason of voluntary or involuntary bankruptcy, receivership, conservatorship, custodianship, assignment for benefit of creditors, seizure of assets, liquidation, dissolution, ceasing to do business, or action by FDIC, RTC or other State or Federal authorities which would divest control from present ownership and management of Licensee.
In the event JHA ceases to do business, the successor to JHA’s assets will be bound by this Agreement the same as JHA, and Licensee may continue to use the Software under all the terms and conditions of this Agreement. If there is no successor to JHA’s assets, then the Software shall become the non-exclusive proprietary product of Licensee subject to all of the confidentiality restrictions described in paragraph 11 above; except that Licensee may reveal Software and/or materials to third parties for the sole purpose of maintenance and customization of the Software for the sole use of Licensee, provided said third parties have signed similar written confidentiality restrictions.
14. CONFIDENTIALITY
JHA and Licensee each agree that all information communicated to it by the other, including the terms and conditions of this Agreement, whether before the effective date or during the term of this Agreement, shall be received in strict confidence, shall be used only for the purposes of this Agreement, and that no such information shall be disclosed by the recipient party, its agents or employees without prior written consent of the other party, unless such information is publicly available from other than a breach of this provision. Each party agrees to take all
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reasonable precautions to prevent the disclosure to outside parties of such information, including without limitation, the terms of this Agreement except as may be necessary by reason of legal, accounting or regulatory requirements beyond the reasonable control of JHA or Licensee, as the case may be.
15. STATUTE OF LIMITATIONS
No action arising out of this Agreement may be brought by Licensee or JHA more than two years after the cause of action has accrued, and the injured party has actual knowledge of the accrual.
16. COMPLETE AGREEMENT
This Agreement supersedes all prior license or use agreements for JHA Software, if any, and contains the entire agreement between the parties with respect to the transactions contained herein, and it may be modified or altered only by a written instrument signed by all parties hereto.
17. HEADINGS
The headings of each paragraph contained herein are provided only for convenience and shall not be deemed controlling.
18. BINDING
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted assigns and successors.
19. ASSIGNABILITY
This Agreement shall not be transferable or assignable by Licensee without prior written consent by JHA. However, Licensee may assign its rights and obligations under this Agreement by written document, to which JHA is a signing party, to any holding company which becomes a majority stockholder or parent company of Licensee by voluntary action and with the written approval of Licensee and its stockholders. In this event, both Licensee and the assignee shall be responsible and liable to JHA for the performance of the obligations and duties of Licensee pursuant to this Agreement.
20. GOVERNING LAW
This Agreement shall be governed by, construed and enforced under, and subject to, the laws of the State of Missouri. If any of the provisions of this Agreement are invalid under any applicable statute or rule of law, they are, to that extent, deemed omitted. Such omission does not change the intent or binding nature of any or all of the rest of this Agreement.
21. LIMITATION OF LIABILITY
JHA shall not be liable to Licensee or any other person, firm or company, for failure to fulfill its obligations hereunder due to an event of “force majeure” (herein defined as acts of God, public disaster, fire, flood, riot, war, labor strikes/disputes, judicial orders/decrees, government laws/regulations, or interruptions of communications, transportation or electricity). Any liability of JHA for any loss, damage, or cost hereunder shall be limited to actual direct damages incurred by Licensee, but in no event shall the aggregate of liability exceed the total LICENSE FEE paid by Licensee to JHA, nor shall any amount of the liability include any indirect, consequential, punitive or special damages incurred by Licensee.
22. NOTICE
Any notices under this Agreement shall be written and shall be deemed delivered when actually received, or three days after they are deposited with the United States Postal Service, certified mail, return receipt requested when addressed to the other party at its above address, which may be changed by written notice.
23. COUNTERPARTS
Two (2) duplicate originals of this Agreement are executed with each party retaining one (1) original.
24. GRAMM-LEACH-BLILEY ACT COMPLIANCE
JHA will not disclose, nor permit access to, the private information of Licensee or its consumers for any purposes other than those specifically required to fulfill JHA’s contractual obligations with Licensee. JHA will not sell the information regarding the Licensee’s consumers for any reason. In connection with providing services to Licensee, JHA will take all commercially reasonable steps to ensure the security and confidentiality of Licensee’s and its consumers’ information and to protect against anticipated threats and hazards to the security of such information. JHA will take all commercially reasonable steps to prevent unauthorized access to or use of such information that could result in substantial harm or inconvenience to Licensee or its consumers. In the event any court or regulatory agency seeks to compel disclosure of said information JHA will, if legally permissible, promptly notify Licensee of said attempt and will cooperate so that Licensee may at its expense seek to legally prevent this disclosure of information.
JHA has published its GLBA compliance commitment to all of its financial institution customers in its “Policy on Privacy of Consumer Financial Information”, and to the extent that additional commitments are reflected in future published versions of said policy, the same shall be incorporated herein without further actions by the parties.
If a breach of security results in an unauthorized intrusion into JHA systems which directly and materially affects Licensee or its consumers, JHA will within a reasonable time report on the intrusion to Licensee and will subsequently report the corrective action taken in response.
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